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EXHIBIT C-4, INTERCOMPANY DEBT AND FUNDS FLOW


                                                                     Exhibit C-4

                Explanation of Intercompany Debt and Funds Flow
            (The following diagram sets out the ways in which funds
             may leave each of the entities in the PowerGen group
                     and rationale for intercompany debt)


Rationale for intercompany debt                       Ways in which funds
                                                      may leave each company


                                 |-----------------|
                                 |       PG plc    |
                                 |-----------------|
                                          |
                                          |
                                          |
                                 |-----------------|  External debt and interest
Debt at this level           --- |      PGUSH      |  payments
ensures that UK tax on       |   |-----------------|
US$:(pound) movements is     |            |
minimized.  This is         Debt          |
achieved by "matching",      |            |
for UK tax purposes,         |   |-----------------|
US$ borrowings with          --- |      PGUSIL     |  Dividends to PGUSH
US$ assets.  The asset           |-----------------|
of PGUSIL is the shares                   |
in PGL.                                   |
(Note 1)                                  |
                                 |-----------------|
                                 |       PGL       |  Dividends to PGUSIL
                                 |-----------------|
                                          |
                                          |
                                          |
                                 |-----------------|  Dividends to PGL
Debt at this level               |       PGLH      |  Subscription for shares
ensures that surplus         --- |       PGLI      |  in PG plc subsidiary (used
funds of the utility         |   |-----------------|  to fund loans to PGUSH)
subsidiaries can be          |   |        |           Also see Note 2 below
extracted from the US       Debt          |
with minimum tax cost,       |   |        |
can be repatriated to        |   |-----------------|  Interest payments to PGLH
the UK (to service the       --- |      PGUSP      |  and PGLI
acquisition debt) with-          |-----------------|  Dividends to PGLH and PGLI
out tax inefficiency, and                 |
facilitates overall                       |
tax efficiency.  The US          |-----------------|
withholding tax cost on          |      PGUSIC     |  Dividends to PGUSP
interest is 0%, whereas          |-----------------|
the US withholding tax                    |
cost on dividends is                      |
currently 15% (reduced to        |-----------------|
5% by double tax treaties).      |       LGEE      |  Tax allocation agreement
(Note 3)                         |      Utility    |  payments to PGUSP
                                 |   Subsidiaries  |  Dividends to PGUSIC
                                 |-----------------|
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Notes

1. In order to maximize the UK tax matching, the US$ borrowing of PGUSIL needs to equal its US$ investment in PGL.

2. PGLH may also pay interest on a Loan Note issued to PLSS ( a wholly-owned subsidiary of EUSIL, which is itself a wholly-owned subsidiary of PGUSH).

3. The amount of debt, and terms of the debt, at this level is the maximum that would be lent to PGUSP, on a stand-alone basis, by an arm's length lender.